GET IT BACK WITH™ LOJACK®

December 21, 2012

RBS Citizens, National Association
28 State Street
Boston, MA 02109
Attention: David Bugbee

TD Bank, N.A.
200 State Street, 10th Floor
Boston, MA 02109
Attn: Amy LeBlanc Hackett

Re: Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (as amended from time to time, the "Credit Agreement"), by and among LoJack Corporation ("LoJack"), the Borrowers listed on Schedule 1 to the Credit Agreement (together with LoJack, collectively, the "Borrowers"), the Guarantors listed on Schedule 1 to the Credit Agreement (collectively, the "Guarantors"), each lender from time to time party to the Credit Agreement, and RBS Citizens, National Association, as Administrative Agent.

Ladies and Gentlemen:

LoJack is the defendant in a wage and hour class action litigation filed in the Superior Court of California for Los Angeles County (the "California Wage and Hour Class Action Litigation"). In connection therewith, we hereby request that the Administrative Agent and the Required Lenders consent to pro forma credits to Consolidated EBITDA (collectively, the "EBIDTA Credits") of (i) up to $1,728,000 for legal expenses incurred in connection with the California Wage and Hour Class Action Litigation for the calculation period ending December 31, 2012; (ii) up to $769,000 for legal expenses incurred in connection with the California Wage and Hour Class Action Litigation for the calculation period ending March 31, 2013; (iii) up to $369,000 for legal expenses incurred in connection with the California Wage and Hour Class Action Litigation for the calculation period ending June 30, 2013; (iv) up to $150,000 for legal expenses incurred in connection with the California Wage and Hour Class Action Litigation for the calculation period ending September 30, 2013; and (v) up to $6,930,000 for settlement costs incurred in connection with the California Wage and Hour Class Action Litigation for the calculation periods ending December 31, 2012, March 31, 2013 and June 30, 2013.

By their signature set forth below, the Administrative Agent and the Required Lenders hereby approve the EBITDA Credits subject to the receipt by the Administrative Agent, for the account of the Lenders, of an amendment fee equal to $10,000, which fee shall be fully earned when paid, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Credit Agreement in connection with this letter agreement.

GSDOCS 2198060

LoJack hereby acknowledges and agrees, on behalf of itself, the other Borrowers and the Guarantors, that the EBITDA Credits supersede in its entirety the adjustment agreed to pursuant to that certain letter agreement, dated as of December 29, 2010, among LoJack, on behalf of itself, the other Borrowers and the Guarantors, the Administrative Agent and the Lenders.

Sincerely,

LOJACK CORPORATION,
on behalf of itself, the other Borrowers and the Guarantors

By: ______________________
Name: Donald R. Peck
Title: Chief Financial Officer

GSDOCS\2198060

CONSENTED TO:

RBS CTIZENS, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: ______________________________
Name: David J. Bugbee, CFA
Title: Senior Vice President

TD BANK, N.A.,
as a Lender

By: ______________________________
Name: Amy LeBlanc Hackett
Title: SVP